                                  EXHIBIT 10.2

                       AMENDMENT TO 1998 STOCK OPTION PLAN

Resolved, that the following text of the Creative Master International, Inc. 1998 Stock Option Plan is hereby restated to read in its entirety as follows:

Section 2 - Definitions (g) is hereby restated to read in its entirety as follows:
(g)  "Company" means PacificNet.com, Inc. a Delaware corporation

Section 2 - Definitions (w) is hereby restated to read in its entirety as follows:
(w)  "Plan" means this PacificNet.com, Inc. Stock Option Plan

Section 3 -Stock Subject to the Plan is hereby restated to read in its entirety as follows:

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 1,666,667 (after giving effect to the 1-for-3 reverse stock split approved in July 2000). The Shares may be authorized but unissued, or reacquired Common Stock, If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.